Exhibit 99.1

Avanos Medical, Inc. Agrees To Be Acquired by American Industrial Partners
for Approximately $1.272 Billion

Avanos Stockholders To Receive $25.00 Per Share in Cash
ALPHARETTA, Ga., and NEW YORK – April 14, 2026 – Avanos Medical, Inc. (NYSE: AVNS), a leading medical technology company, today announced it has entered into a definitive agreement to be acquired by affiliates of American Industrial Partners (“AIP”), an operationally-oriented industrials investor, in an all-cash transaction that values Avanos at an enterprise value of approximately $1.272 billion.
Under the terms of the agreement, Avanos stockholders will receive $25.00 per share in cash for each share of common stock they own. The per share purchase price represents a premium of approximately 72.1% to the Company’s closing stock price on April 13, 2026, the last full trading day prior to the announcement of the transaction, and an 82.8% premium to the Company’s 30-day volume-weighted average share price for the period ended April 13, 2026.
Gary Blackford, Avanos Board chair, said, “Our agreement with AIP is a milestone for Avanos that reflects the strong momentum across the business. After careful consideration alongside our independent advisors, we are confident this agreement with AIP represents the right path forward for Avanos and its stockholders. The Board believes this transaction will maximize value for stockholders, create exciting new opportunities for employees, and best position Avanos for long‑term growth and success.”
David Pacitti, Avanos’ chief executive officer, said, “Over the past several years, we have taken deliberate steps to become a more focused medical technology organization, leaning into the categories where we can deliver the most clinical value. Partnering with AIP will better enable us to build on our progress, advance our innovation roadmap, and strengthen our competitive position with enhanced flexibility and resources. AIP recognizes the strength of our talented employees and the role they serve in addressing today’s most important healthcare needs. I look forward to working with AIP as the Avanos team begins a new chapter, marked by growth and compelling benefits for employees, patients, customers, and all our stakeholders.”
Joel Rotroff, Partner at AIP, said, “Avanos is a differentiated medical technology company with strong positions in attractive categories and a compelling platform for continued growth. We look forward to partnering with the Avanos team to build on the Company’s momentum and support the next phase of innovation and commercial execution.”
Sunny Li, Partner at AIP, added, “We have been impressed by the work the management team has done to position Avanos for growth, as well as by the strength of the Company’s people and products. We believe this partnership, together with AIP’s deep operational capabilities, will help advance management’s vision and position Avanos for long-term success.”
Transaction Details
The acquisition was unanimously approved by Avanos’ Board of Directors and is expected to close in the second half of 2026, subject to customary conditions, including approval by Avanos stockholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as the receipt of other regulatory approvals. The transaction is not subject to a financing condition.

Exhibit 99.1
Upon completion of the transaction, Avanos will become a private company and Avanos common stock will no longer be listed on the New York Stock Exchange. Avanos will remain headquartered in Alpharetta, Georgia.
As a result of the transaction, Avanos has postponed its 2026 Annual Meeting of Stockholders, which was previously scheduled for April 21, 2026, at 9:00 a.m. ET.
Advisors
J.P. Morgan Securities LLC is serving as lead financial advisor and Alston & Bird, LLP, is serving as legal counsel to Avanos. UBS Investment Bank also served as a financial advisor to Avanos. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to Avanos.
Sidley Austin LLP is serving as legal counsel to AIP and Baker Botts LLP is serving as regulatory counsel to AIP.
About Avanos Medical, Inc.
Avanos Medical, Inc. (NYSE: AVNS) is a medical technology company focused on delivering clinically superior medical device solutions that will help patients get back to what matters. Headquartered in Alpharetta, Georgia, we are committed to addressing some of today's most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. We develop, manufacture and market our recognized brands globally and hold leading market positions in multiple categories across our portfolio. For more information, visit avanos.com and follow Avanos Medical on X (@AvanosMedical), LinkedIn and Facebook.
About American Industrial Partners
American Industrial Partners is an operationally oriented industrials investor with approximately $17.5 billion in assets under management. AIP seeks to achieve differentiated returns by investing in quality engineered products businesses with strong management teams and working with those teams to implement transformative Operating Agendas to build long-term value. The AIP team has deep roots in the industrial economy and has actively invested across three economic cycles. AIP has completed over 145 platform and add-on acquisitions and invests in all forms of corporate divestitures, management buyouts, recapitalizations, and going-private transactions of established businesses with sales greater than $500 million. Current AIP portfolio companies generate aggregate annual revenues of $24.7 billion and employ approximately 54,000 employees as of December 31, 2025.
Forward-Looking Statements
This document contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “believe,” “will,” or “positioned,” and similar expressions. These “forward-looking statements” include statements about the acquisition and related transactions, including the timing of the completion of the acquisition and the potential benefits of the acquisition, which reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, Avanos’ actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the acquisition, (ii) the possibility that competing acquisition proposals will be made; (iii) the possibility that Avanos will terminate the merger agreement to enter into an alternative transaction; (iv) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (v) the risk that the merger agreement may be terminated in circumstances requiring Avanos to pay a termination fee; (vi) the potential impact of the announcement or consummation of the proposed transactions on Avanos’ relationships, including with employees, suppliers and customers; and (vii) the other factors and financial, operational and legal risks or uncertainties described in Avanos’ public filings with the SEC, including the “Risk Factors” section of Avanos’ Annual Report on Form 10-K for the fiscal

Exhibit 99.1
year ended December 31, 2025, as well as the proxy statement to be filed by Avanos in connection with a special meeting of stockholders in connection with the acquisition. The information contained herein speaks only as of the date of this release, and Avanos undertakes no obligation to update forward-looking statements, except as may be required by the securities laws.
Important Additional Information
In connection with the proposed transactions, Avanos intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive Proxy Statement (if and when available) will be mailed to stockholders of Avanos. Avanos may also file with or furnish to the SEC other relevant documents regarding the proposed transactions. This communication is not a substitute for the Proxy Statement or any other document that Avanos may mail to its stockholders in connection with the proposed transactions.
INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.
Avanos Medical, Inc., its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Avanos’ stockholders in connection with proposed transactions under the rules of the SEC. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions when they become available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in its securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investors section of Avanos’ website at www.avanos.com.
Contacts
Avanos Medical Contacts
Investor Relations Contact:
Scott Galovan, Avanos Medical, Inc., Investor.Relations@Avanos.com
Media Contacts:
Katrine Kubis, Avanos Medical, Inc., CorporateCommunications@Avanos.com
Or
Andy Brimmer / Joseph Sala / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
Avanos-JF@joelefrank.com
212-355-4449
American Industrial Partners Contact:
pro-AIP@prosek.com